UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 31, 2010

_____________________________

Date of Report (Date of earliest event reported)

NEXTMART, INC.

_____________________________________________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware

       000-26347

410985135

___________________________________________________________________________________________

(State or other jurisdiction                                     (Commission

(IRS Employer

 of incorporation)                                                     File Number)

 Identification No.)

NextMart Inc. Oriental Plaza Bldg. W3, Twelfth Floor

1 East Chang'an Avenue, Dongcheng District, Beijing, 100738 PRC ___________________________________________________________________________________________

(Address of principal executive offices)                                      (Zip Code)

Registrant’s telephone number, including area code:  (888) 865-0901 x 322

None

_____________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

General.

On March 31, 2010, NextMart Inc. (“NextMart” or “Company”) entered into an asset exchange and subscription agreement (the “Agreement”) with Beijing Chinese Art Exposition's Media Co., Ltd. (“CIGE”), a leading Chinese art services, events, and media company located in Beijing, China. CIGE’s main business operations includes operating and managing the China International Gallery Exposition, the largest exhibition of art galleries in China, and operating and managing China’s “Gallery Guide” magazine, a monthly magazine featuring news and events targeting top Chinese art collectors and galleries with a monthly distribution rate of over 10,000 copies. Under the terms of the Agreement, CIGE will inject into NextMart certain assets described below and in exchange, NextMart has agreed to issue to CIGE warrants representing 50,000,000 shares of the Company’s common stock as well as assign certain Company assets described below.

Concurrent with this Agreement, in order to protect shareholder value and in order to support NextMart’s future business development by ensuring CIGE’s financial interest in NextMart as a major shareholder and operational manager of the Company, NextMart’s majority shareholder Redrock Capital Venture Limited (“Redrock”) and its affiliate Sun Media Investment Holdings Limited (“SMIH”) entered into a share transfer agreement with CIGE. Under the terms of the share purchase agreement, SMIH and Redrock assigned without consideration 775,086 and 65,386,214 shares of the Company’s common stock held by such parties, respectively, to CIGE.

Transaction Details

As part of the Agreement, CIGE has agreed to inject into NextMart the following assets: 1) the CIGE member database, a database developed over the last six years that contains the names and data for over 10,000 individuals and companies; 2) exclusive ownership of the sales rights for the advertising space at every CIGE exhibition located in greater China (including Hong Kong and Macao, but not including Taiwan) for the next 30 years, as well as control the commercial and editorial rights (meaning the right to control the content and advertising space but not ownership of the magazine or its day to day control), of its Gallery Guide magazine for the next 30 years; 3) within 24 months CIGE shall transfer to NextMart at its discretion either; land usage rights acceptable to NextMart for property capable of being developed or used for the purpose holding art exhibitions with a valuation of $3,650,000, or common stock of a publicly traded company acceptable to NextMart which shall have a value of no less than US$3,650,000. In addition, the Company received the right of first refusal to participate in any future sale of CIGE’s common stock by CIGE or its controlling shareholder, Ms. Wang Yihan, to any third party (“Right of First Refusal”).

As consideration for the CIGE assets listed above and the Right of First Refusal, NextMart agreed to issue to CIGE stock purchase warrants for 50,000,000 shares of the Company’s common stock (the “Warrants”). The Warrants shall have a strike price of US$0.016 and must be exercised within 24 months of being issued. Under the terms of the issuance, NextMart shall issue the warrants to CIGE within 10 days of signing the Agreement.

In addition to issuing the Warrants as consideration for the assets listed above, NextMart has agreed to transfer to CIGE the following assets: 1) 100% of the shares of William Brand Administer Ltd, a BVI registered company and a wholly owned subsidiary of NextMart; 100% of the shares of Credit Network 114 Limited, a BVI registered company and a wholly owned subsidiary of NextMart;  2) 100% of NextMart’s 60% shareholdings in Wuxi Sun Network Technology Ltd., a PRC registered company; 3) 100% of NextMart’s 80% shareholdings in Naixiu Exhibition Ltd., a PRC registered company; 4) the net assets of NextMart’s 100% owned subsidiary Sun New Media Group Ltd. (a BVI registered company) and its 100% owned subsidiary Oxus Cancer Research Ltd. (a PRC registered company). The net assets being sold do not include the subsidiaries cash, office furniture and equipment, and third party creditor’s rights and third party debts, which shall remain the subsidiary’s property; 5) any other net assets and liabilities belonging to NextMart, with the exception of its 3,000 shares of China Grand Resorts Inc. common stock and its remaining US$750,000 liability under the convertible bond settlement agreement.  These assets and liabilities had previously been sold to Beijing Hua Hui Investment Ltd. under a subscription and asset sale agreement signed on August 1, 2009 (see the Company’s 8-K filings dated August 4, 2009), and which was subsequently terminated on March 3 2010 (see the Company’s 8-K filings dated March 8, 2010), causing the company to sell them to CIGE in order to remove the discontinued operations from its balance sheet.

Under the terms of the Agreement, NextMart and CIGE shall effectuate the legal transfer of the assets immediately after its signing.

Future Business Operations

CIGE is a specialized art event, media, and marketing company that provides event planning and organization for art exhibitions, displays, and galleries in China. CIGE also publishes various art media targeting Chinese art galleries, collectors, artists, and art lovers, as well as offering its subscribers tailored marketing and advertising strategies and channels. For the last seven years, CIGE has successfully held the China International Gallery Exhibition, which has become one of Asia’s leading, and China’s largest, international art fair. The event features the foremost Chinese and international galleries, and serves as a unique platform for Chinese and international artists, galleries, and collectors to establish relationships and conduct art related business and sales. In 2010, CIGE plans to launch “GREEN”, an art fair focused exclusively on a new generation of environmentally friendly modern artists and art.

NextMart  plans to leverage its new assets and the experience, brand recognition, and resource integration capacities of CIGE and its controlling shareholder, Ms. Wang Yihan, along with NextMart’s other major shareholders, Redrock and SMIH, to create China’s leading integrated art sales, services, and investment platform targeting the wealthiest 1 million Chinese consumers. The future operations of the Company to be developed would include: 1) direct marketing and sales of art-themed luxury products; 2) art media publishing, art education and consulting services, marketing and advertising, and customer relations management (CRM) services; and 3) art focused investment fund advisement.

1. Products and Sales

The Company plan to leverage its existing art based assets, and the relationships and resource integration capabilities of CIGE and Redrock to form partnerships with the world’s most recognized artists and high-end luxury goods providers to create and/or sell art products and co-branded art-themed luxury products to China’s wealthiest 1 million consumers. Art products that the Company would sell would include items such as lithographs and professional replicas of various other art pieces. Art-themed products would include limited edition wines and liquors produced by internationally acclaimed producers with customized labels featuring the works of renowned Chinese and international artists, or other luxury goods like watches, jewelry, etc. produced by the leading brands but featuring designs by partnered artists. We expect these marketing and sales operations to provide the Company with a stable source of cash to meet its ongoing capital requirements. The Company expects to initially fund its product marketing and sales business through shareholder loans in the projected amount of $500,000, with major future expansion coming from a planned round of fundraising from third parties. As of the date of this report, the Company does not have any formal arrangement with any shareholder nor any third party to provide any loans or other financing to the Company

2. Media Channels and Marketing Resources

NextMart plans to offer unique art and art marketing services by operating various media and marketing channels that target China’s wealthiest 1 million consumers. The Company will immediately leverage its ownership over the advertising rights to China International Gallery Exposition and the commercial and editorial control of Gallery Guide magazine to conduct marketing and advertising operations for its own products (see above) and third party advertisers. In its second phase of marketing, the Company plans to build out its existing self-operated marketing channels in order to reach a larger audience market and build on its newly acquired consumer database. By doing so, the Company would be in a position to offer more specialized art and marketing services, which would include database based marketing and customer relations management (CRM) services, art education and consulting services, and eventually operate the China Art Club, a community of artists, collectors, galleries, and art lovers that would be leveraged to mobilize members around our brand and services. These proposed services and community would be built off the foundation of our existing 10,000 member consumer database, which has been created over the last 6 years of operating the China International Gallery Exposition.

In addition to its self owned and/or operated media and marketing channels, the Company, through Redrock and SMIH, would have access to an alliance of media and sales outlets targeting high-end Chinese consumers, which include television, print media, internet websites and portals, call centers, and online direct sales channels, that it can be leveraged to further conduct marketing and sales operations, as well as have access to valuable high-end consumer data.

3. Advisement to Art Investment Funds

The final phase of our planned business development will be to act as an adviser to art investment funds in China. As a result of the recent wealth explosion in China, the Company has recognized the potential of art investment funds which are designed to invest in the art market in China and worldwide. Due to our developed art contacts and expertise, we plan to act in an advisory capacity to art investment funds with respect to their art investment strategies. We would engage in this service based on a negotiated fee structure with the art investment fund. We expect to implement this final phase of our business with the next 8 to 12 months.

Revenues

As reflected in its proposed business described above, the Company expects to generate three types of revenues from its planned business operations: 1) sales revenues from art and luxury products, 2) media, CDR, and advertising revenues, and 3) art investment advisory fees.

Item 5.01. Change of Control of Registrant.

The following table will identify, after giving effect to Agreement and the transfer of the shares from Redrock and SMIH to CIGE as described in Item 1.01 above, the number and percentage of outstanding shares of common stock of the Company owned by (i) each person known to the Company who owns more than five percent of the outstanding common stock, (ii) each officer and director, and (iii) and officers and directors of the Company as a group.

Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Unless otherwise indicated, the address for each Beneficial Owner shall be NextMart Inc., Oriental Plaza Bldg. W3, Twelfth Floor, 1 East Chang’an Avenue, Dongcheng District Beijing, 100738

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Beijing Chinese Art Exposition's Media Co., Ltd.(2) Meihui Tower Building D Room 502 Dong Zhong Street, Dongcheng District, Beijing, PRC	116,161,300	47.8
Ms. Wang Yihan(3) Meihui Tower Building D Room 502 Dong Zhong Street, Dongcheng District, Beijing, PRC	116,161,300	47.8
Yang Lan 8/F,Crawford Tower, 99 Jervois Street, Sheung Wan, Hong Kong (4)	48,940,226	25.3%%
Redrock Capital Venture Ltd.	37,613,786	19.5%
Carla Zhou (5)	1,000	<1%
Yu Huiyang (6)	0	0
Beijing Hua Hui Hengye Investment Lt. Pine Valley Center 11 Fl., 8 Jiangguo Men Outer Street, Chaoyang District, Beijing, PRC (7)	20,726,125	10.7
Meng Hua Liu Pine Valley Center 11 Fl., 8 Jiangguo Men Outer Street, Chaoyang District, Beijing, PRC (8)	20,726,125	10.7
Officers and Directors as a group (3 persons) (9)	116,162,300	47.8%

(1). Based on 193,257,763 shares of common stock issued and outstanding. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2). Represents 66,161,300 shares of common stock and stock purchase warrants to acquire 50,000,000 shares of common stock.

(3). Ms. Wang Yihan is the Chairman and Chief Executive Officer of the Company, and the controlling shareholder of Beijing Chinese Art Exposition's Media Co., Ltd (“CIGE”). Ms. Wang is deemed the beneficial owner of the shares attributable to CIGE.

(4). Represents 37,613,786 shares of common stock held to Redrock Capital Venture Ltd. (“Redrock”), 11,146,440 shares held by Sun Media Investment Holdings Limited (“SMIH”), and 180,000 shares held by Ms. Yang Lan. Ms. Yang is the majority shareholder of both Redrock and SMIH.

(5). Ms. Carla Zhou is Chief Financial Officer and a director of the Company.

(6). Mr. Yu Huiyang is Vice President of Operations and a director of the Company.

(7). Represents 20,726,125 shares of common stock issuable upon conversion of a convertible promissory note Held by the shareholder in the amount of $331,161 at the rate of $0.016 per share.

(8). Mr. Meng Hua Liu is the Chairman and sole shareholder of Beijing Hua Hui Hengye Investment Ltd. and is also the former Chairman and Chief Executive Officer of the Company. Mr Meng Hua Liu is deemed the beneficial owner of the shares attributable to Hua Hui.

(9). Represents 1,000 shares of common stock held by Ms. Carla Zhou and 116,161,300 shares of common stock attributable to Ms. Wang Yihan.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 31, 2010 and prior to execution of the CIGE Agreement, Board of Directors of NextMart appointed Ms. Carla Zhou (age 37), the Company’s current Chief Financial Officer, to serve as director on the Board of Directors, and appointed Mr. Yu Huiyang (age 29) to serve as a director as well as acting Vice President of Operations.

Immediately following the appointment of the officer and directors described in the immediately preceding paragraph, the Company accepted the voluntary resignations of Mr. Menghua Liu as Chairman, and Chief Executive Officer of the Company, Mr. Zhibin Huai as director and Mr. Zexie Peng as director.

Immediately following the resignation of the officers and directors described in the immediately preceding  paragraph and in connection with the CIGE Agreement,  the Board of Directors of NextMart, Inc. appointed Ms. Wang Yihan (age 34) to serve as its Chairman of Board and Chief Executive Officer.

None of Mr. Liu, Mr. Peng, or Mr. Huai were part of any committee of the Board of Directors, and none of the parties resigned over disagreements with the Company on any matter relating to the Company’s operations, polices or practices.

The Company has not determined whether the new directors (Ms.Yihan, Ms. Zhou, and Ms. Huiyang) will be members of any committee of the Board of Directors. There are no arrangements or understandings between any of the new directors or the new officers and any other persons, pursuant to which such director or officer was selected to act in such respective capacity.  There have been no transactions nor are any transactions pending involving the Company and any of the new directors or the new officers (or any related parties) in amount exceeding $120,000 other than as disclosed herein. As of the date of this report, the Company has not reach a compensation arrangement with any directors in such capacity. The Company and its new Chairman and Chief Executive Officer have reached an oral agreement whereby the officer will receive an annual salary of $50,000 (pro-rated) for the remainder of this fiscal year and no arrangement has been established for any subsequent period. The Company and its new Chief Operating Officer have not reached an agreement regarding his current compensation,  No family relationship exists among Ms. Carla Zhou, Mr. Yu Huiyang, or Wang Yihan and any of our other directors or executive officers.

Background of New Officers and Directors.

Mr. Yu Huiyang is a highly experience sales and marketing professional who has been serving as vice president of Sun Marketing Group Limited since January 2010. From June 2008 to January 2010, Mr. Yu served as the Vice President of Sun Media Group Limited., the parent company of Sun Media Investment Holdings Limited, which is one of our largest shareholders. From 2005 to June 2008, Mr. Yu served as the sales director of Asia Premium Television Group Inc. Before 2005 he served as a sales manager for the German based Vaillant Group.

Since 2005, Ms. Wang Yihan has served as the sole director of CIGE. In addition, for the last seven years she has been the managing director of the China International Gallery Exposition, China’s largest art fair. From 2002 to 2005, Ms. Wang served as the general manager of Beijing Suoka Art Center, a well known Chinese modern art gallery. Ms. Wang holds a B.A in Art from the Anhui Normal University, Anhui Province, China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTMART, INC.

(Registrant)

Date: March 31, 2010

By: /s/ Yu Huiyang

          Yu Huiyang

          Vice President Operations